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                                                                    EXHIBIT 11.1

SUMMIT MEDICAL SYSTEMS, INC.
Computation of Earnings Per Share
(Unaudited)

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                                                       Three Months Ended            Six Months Ended
                                                             June 30,                    June 30,
                                                       1997           1996           1997          1996
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
PRIMARY EARNINGS PER SHARE:
    Weighted average shares outstanding             10,359,065     9,153,849       10,353,351     8,512,379
    Net effect of dilutive stock options--based
     on the treasury stock method                            -             -                -             -
                                                   ---------------------------  ---------------------------
                                                    10,359,065     9,153,849       10,353,351     8,512,379
                                                   ---------------------------  ---------------------------
    Net loss                                       $(6,309,068)   $ (222,210)   $(10,807,115)   $ (473,614)
                                                   ---------------------------  ---------------------------
    Net loss per share                             $     (0.61)   $    (0.02)   $      (1.04)   $    (0.06)
                                                   ---------------------------  ---------------------------

 FULLY DILUTED EARNINGS PER SHARE:
    Weighted average shares outstanding             10,359,065     9,153,849      10,353,351     8,512,379
    Net effect of dilutive stock options--based
     on the treasury stock method                            -             -               -            -
                                                   ---------------------------  ---------------------------
                                                    10,359,065     9,153,849      10,353,351    8,512,379
                                                   ---------------------------  ---------------------------
     Net loss                                      $(6,309,068)   $ (222,210)   $(10,807,115)  $ (473,614)
                                                   ---------------------------  ---------------------------
     Net loss per share                            $     (0.61)   $    (0.02)   $      (1.04)  $    (0.06)
                                                   ---------------------------  ---------------------------
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